EXHIBIT 23.1

Consent of Independent Auditors

We consent to the use of our report dated January 23, 2004, with respect to the financial statements of Genlyte Thomas Group LLC included in The Genlyte Group Incorporated’s Form 8-K/A Amendment No.1 to Current Report dated July 31, 2004.

/s/ Ernst & Young LLP
Louisville, Kentucky
October 11, 2004